Exhibit 99.2

LAMF Global Ventures Corp. I Announces Completion of Upsized $253 Million Initial Public Offering

Los Angeles, CA – November 16, 2021 – LAMF Global Ventures Corp. I (the “Company”) today announced the closing of its upsized and oversubscribed initial public offering of 25,300,000 units, including 3,300,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full, at a price of $10.00 per unit. The units are listed on the Nasdaq Global Market (“Nasdaq”) and began trading under the ticker symbol “LGVCU” on November 11, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants will be exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “LGVC” and “LGVCW,” respectively.

LAMF Global Ventures Corp. I is a blank check company, or special purpose acquisition company (a “SPAC”), whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search for an initial business combination on opportunities in the media, entertainment, sports, e-commerce and technology industries.

The Company is sponsored by affiliated parties of LAMF LLC (d/b/a Los Angeles Media Fund) (“LAMF”), a multifaceted media and entertainment company whose primary business is financing and producing feature films, television series, documentary projects and live events, the management of professional athletes, and investing in complementary technology businesses to the foregoing. The members of the Company’s sponsor also include affiliates of 10X LLC (“10X Capital”), an NYC-based venture capital firm focused on promoting Diversity, Equity & Inclusion, and the sponsor of a series of SPACs. For more information about 10X Capital visit https://10xcapital.com.

The Company is led by LAMF’s co-founders and Co-CEOs, Jeffrey Soros, the Company’s Chairman, and Simon Horsman, the Company’s Chief Executive Officer, as well as LAMF’s Chief Operating Officer, Morgan Earnest, who will serve as Chief Financial Officer.

Mr. Soros and Mr. Horsman said in a joint statement: “We are thrilled by the response to our IPO. We believe investors view our offering as a differentiated SPAC opportunity. The Company is comprised of a best-in-class management team that is complemented by an experienced and diversified group of advisors and board of directors. Together, and through our expansive network, we intend to identify domestic and international targets to combine with our SPAC within the media, entertainment, sports, e-commerce and technology sectors. We look forward to executing on our stated strategy and anticipate a successful business combination.”

Wells Fargo Securities, LLC acted as the sole book-running manager for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate, 500 West 33rd Street, New York, New York 10001, at (833) 690-2713, or emailing a request to cmclientsupport@wellsfargo.com.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 10, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking-Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Amanda Lundberg | 42West

Amanda.Lundberg@42west.net

212-277-7554

Scott Feinstein | 42West

Scott.Feinstein@42west.net

212-413-0806